EXHIBIT 23.1

Consent of Demetrius & Company, L.L.C.

We hereby consent to the incorporation by reference of our report, dated September 27, 2011, on the consolidated balance sheets of Electronic Control Security Inc. (the "Company") as of June 30, 2011 and 2010 and the related statements of operations, cash flows and shareholders' equity for each of the two years in the period ended June 30, 2011 in the Company's Registration Statement on Form S-8 that was filed in January 2011.

Demetrius & Company, L.L.C.

Demetrius & Company, L.L.C.

Wayne, New Jersey

September 27, 2011